UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 15, 2006

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2006, Corinthian Colleges, Inc. (the "Company") announced it received an additional Nasdaq Staff Determination letter on November 15, 2006, stating that the Company’s common stock is subject to delisting from the Nasdaq Global Select Market. The notice was issued in accordance with Nasdaq Marketplace Rule 4310(c)(14) for the Company's failure to file a fiscal 2007 first quarter Report on Form 10-Q ("10-Q") with the Securities and Exchange Commission (the "SEC") by the required deadline. The Company had previously filed a Form 12b-25 with the SEC indicating that the Company would be unable to file its 10-Q by the original filing deadline of November 9, 2006 due to the Company’s ongoing review of its historic stock option grants.

In October, the Company received a Nasdaq Staff Determination letter stating that the Company was subject to delisting for failure to file its fiscal 2006 Form 10-K ("10-K") by the required deadline. The Company appeared before the Nasdaq Appeals Panel on November 9, 2006 to appeal the original staff determination and is awaiting the results of the Panel hearing, which is expected within 30-45 days of the hearing date.

The Company expects to file its 10-K and 10-Q as soon as practicable. When both filings have been made, the Company expects Nasdaq to cease delisting proceedings against the Company.

A copy of the press release issued by the Company on November 21, 2006 is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

November 21, 2006	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Text of press release issued by Corinthian Colleges, Inc. on November 21, 2006.